                                                       Exhibit 10.1
                           AGREEMENT


   THIS AGREEMENT, dated as of October 20, 1994 ("Agreement"), is entered into by and between MORRISON KNUDSEN CORPORATION, an Ohio corporation ("MK"), and MK RAIL CORPORATION, a Delaware corporation ("MK Rail").

                           WITNESSETH:

   WHEREAS, MK and Southern Pacific Transportation Company
("SP") entered into a Contract, dated as of October 27, 1993 ("SP
Contract"), to supply SP with 133 remanufactured SD4OM-2 diesel electric locomotives ("Remanufactured Locomotives");

   WHEREAS, MK assigned the SP Contract to MK Rail as of
February 22, 1994, and MK, as a condition to SP's consent to the assignment, guaranteed the performance of MK Rail's obligations under the SP Contract;

   WHEREAS, MK has undertaken to perform the remanufacture of 43 of the Remanufactured Locomotives ("MK Remanufactured Locomotives") at MK's facility in Hornell, New York, and MK Rail has undertaken to perform the remanufacture of 90 of the Remanufactured Locomotives ("MK Rail Remanufactured Locomotives") at MK Rail's facilities in Mountain Top, Pennsylvania and Boise, Idaho; and

   WHEREAS, MK and MK Rail desire to enter into this Agreement to document MK's and MK Rail's understanding with respect to the matters set forth herein;

   NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1.   INDEMNITY.

        (a) MK hereby agrees to indemnify MK Rail for the amount of MK Rail's actual reasonable costs including, without limitation, design, engineering, manufacturing, quality control, materials (which includes the purchase price of MK Remanufactured Locomotives set forth in Section 2(b) of this Agreement), subcontracting, ODC and labor (collectively, "Costs") incurred in connection with the remanufacturing of the Remanufactured Locomotives, solely to the extent such Costs exceed $90,534,554; provided, however, the maximum amount of all indemnity payments by MK to MK Rail pursuant to this Section 1(a) shall not exceed $3,792,799.



        (b) MK Rail shall use all reasonable efforts to minimize the Costs. In connection with any claim for indemnity under Section 1(a), (i) MK Rail shall submit to MK reasonable documentary evidence of all Costs and (ii) MK Rail shall permit MK to have reasonable access to MK Rail's books, records and personnel to confirm and audit all Costs.

   2.   SUPPLY OF MATERIALS AND COMPONENTS; ETC..

       (a) MK Rail hereby agrees to supply on a timely basis all materials and components ("Materials and Components") requested by MK to complete the remanufacture of the MK Remanufactured Locomotives. MK Rail shall supply such Materials and Components to MK on terms (including delivery and price) no less favorable than MK Rail supplies materials and components to any other person or entity during the six-month period prior to and after the date any Materials and Components are supplied to MK.

        (b) MK Rail hereby agrees to pay to MK $667,000 for each MK Remanufactured Locomotive upon notification by MK to MK
Rail that any such MK Remanufactured Locomotive is ready for delivery.

   3. WARRANTIES, ETC.. All obligations and liabilities for warranty, defect or any other claims relating to, resulting from or arising out of any or all of the Remanufactured Locomotives (including MK Remanufactured Locomotives) shall be the sole responsibility of MK Rail.

   4.   MISCELLANEOUS.

        (a) This Agreement may be amended or modified only by an instrument in writing executed by each of the parties to this Agreement.

        (b) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto.

        (c) This Agreement constitutes the entire agreement of the parties and supersedes any prior understanding or agreements between the parties with respect to the subject matter hereof.

        (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (e) Any tax benefits associated with the Costs which MK has agreed to indemnify under Section 1(a) of the Agreement shall accrue to MK.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       MORRISON KNUDSEN CORPORATION


                                             /s/ Stephen G. Hanks
                                       By__________________________

                                       Title_______________________


                                       MK RAIL CORPORATION


                                           /s/ Michael J. Farrell
                                       By_________________________

                                       Title______________________